EXHIBIT 32.1

Certifications of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350

Pursuant to the requirements set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, D. Alan Meeker, the Chief Executive Officer of Fuse Medical, Inc. (the “Company”), and David Hexter, the Chief Financial Officer of the Company, each hereby certifies as of the date hereof and solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code that, to the best of his knowledge:

1.
The Company’s Report on Form 10-K/A for the period ended August 31, 2013, to which this Certification is attached as Exhibit 32.01 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, as applicable; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Report and results of operations of the Company for the periods covered in the financial statements in the Report.

Date: August 5, 2014	By:	/s/ D. Alan Meeker
	Name:	D. Alan Meeker
	Title:	Chief Executive Officer

Date: August 5, 2014	By:	/s/ David Hexter
	Name:	David Hexter
	Title:	Chief Financial Officer

Note:
This certification accompanies the Report pursuant to 18 U.S.C. Section 1350 and shall not be deemed “filed” by the Company for purposes of Section 18 of the Exchange Act, or incorporated by reference into any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.